Exhibit 10.1

AMENDMENT #3 TO AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amendment #3 to Amended and Restated Agreement for Wholesale Financing (“Amendment”) is entered into by and among ePlus Technology, inc. (“Technology”) and ePlus Technology Services, inc. (“Services”; and together with Technology, each sometimes referred to as a “Dealer”, and sometimes referred to collectively, jointly and severally, as “Dealer”) and GE Commercial Distribution Finance LLC (f/k/a GE Commercial Distribution Finance Corporation) ("CDF") and is to that certain Amended and Restated Agreement for Wholesale Financing dated July 23, 2012, by and between Technology and CDF (as the same has been amended, restated, amended and restated, modified, extended, renewed substituted, and/or supplemented, the "Agreement"). All terms which are not defined herein shall have the same meaning in this Amendment as in the Agreement.

WHEREAS, CDF and Dealer desire to amend the terms of the Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Preamble of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Amended and Restated Agreement for Wholesale Financing (“Agreement”) is made as of July, 23, 2012, by and among GE Commercial Distribution Finance LLC (f/k/a GE Commercial Distribution Finance Corporation) (“CDF”) and ePlus Technology, inc. (“Technology”) and ePlus Technology Services, inc. (“Services”; and together with Technology, each sometimes referred to as a “Dealer”, and sometimes referred to collectively, jointly and severally, as “Dealer”). This Agreement amends and restates in its entirety the following agreement between the parties or their predecessors: Agreement for Wholesale Financing dated August 31, 2000, and any and all amendments thereto.”

2.	Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Grant of Security Interest. To secure payment of each Dealer’s current and future debts to CDF, whether under this Agreement or any current or future guaranty or other agreement, each Dealer grants CDF a security interest in all of each Dealer’s inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, and general intangibles; and all judgments, claims, insurance policies, and payments owed or made to each Dealer thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof. All such assets are collectively referred to herein as the “Collateral.”  All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. All Collateral financed by CDF, and all proceeds thereof, will be held in trust by each Dealer for CDF, with such proceeds being payable in accordance with Section 10 of the Agreement.”

3.	The following shall be added to the Agreement as Section 30:

“30.	Multiple Dealers; Joint and Several Liability.

(a)
All advances by CDF to and all other Obligations, as defined below, of any Dealer shall constitute one general obligation of each Dealer. Notwithstanding anything herein to the contrary, each Dealer shall be primarily and jointly and severally liable for all Obligations of any Dealer to CDF. Notwithstanding the foregoing, if and to the extent a Dealer is deemed to be a guarantor of another Dealer hereunder, such Dealer’s liability for any credit extended to or for the benefit of such other Dealer shall be deemed to be a guaranty of payment and performance, and not merely a guaranty of collection. To the fullest extent permitted by law, each Dealer hereby waives promptness, diligence, notice of acceptance, and any other notices of any nature whatsoever with respect to any of the Obligations, and any requirement that CDF protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other Dealer, any Guarantor, as defined below, any other person or any Collateral. Each Dealer agrees that any rights of subrogation, indemnification, reimbursement or any similar rights it may have against any other Dealer with respect to its liability hereunder or otherwise, whether such rights arise under an express or implied contract or by operation of law, shall be subject, junior and subordinate in all respect to all Obligations of such Dealer to CDF and that the enforcement of such rights shall be stayed until such time as the Dealer shall have indefeasibly paid in full all of the Obligations and CDF shall be under no duty to extend credit to or for the benefit of any Dealer. The liability of each Dealer shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other agreement between or among any Dealer and CDF, (ii) any exchange, release or non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from any other guaranty or any release of any Guarantor or any other person liable in whole or in part for all or any of the Obligations, (iii) the disallowance or avoidance of all or any portion of CDF’s claim(s) for repayment of the Obligations of any Guarantor to CDF or of CDF’s interest in any security for such Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, a Dealer or a Guarantor or any other surety.

For the purposes of this Agreement, “Obligations” is defined as all liabilities and indebtedness now or hereafter arising, owing, due or payable from Dealer to CDF (and any of its subsidiaries and affiliates), including any third party claims against Dealer satisfied or acquired by CDF, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, and whether or not evidenced by instruments or evidences of indebtedness, and all covenants, agreements, warranties, duties and representations, whether such Obligations arise under this Agreement or any other agreements previously, now or hereafter executed by Dealer and delivered to CDF or by operation of law.

For the purposes of this Agreement, “Guarantor” is defined as a guarantor of any of the Obligations.

(b)
Each Dealer (each, a “Principal”) hereby appoints each other Dealer (each, an “Agent”) as the Principal’s agent and attorney-in-fact (1) to take any action, (2) to execute any document or instrument, (3) to consent or agree to any amendment or other modification of this Agreement and/or any other agreements between or among any Dealer and CDF and/or any waiver of or departure from any of the terms hereof or thereof, (4) to perform any Obligation of the Principal, and (5) to give or receive any notice by or to any Dealer hereunder or thereunder; and in each case without regard to whether any such action is done in the name of an Agent or a Principal and, if done in the name of an Agent, without regard to whether such Agent’s capacity as agent or attorney-in-fact is so designated. Without limiting the generality of the foregoing, an Agent may request extensions of credit to or on behalf of any Dealer and/or incur any other Obligations for the account of any Dealer, and in any such event each Dealer shall be fully and jointly and severally bound by and liable for the actions of such Agent. CDF shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by an Agent under this Agreement and/or any other agreements between or among any Dealer and CDF (including without limitation, any request by an Agent to make credit extensions to or on behalf of itself and/or any Dealer) until three (3) Business Days after CDF shall have received written notice from each Principal of the revocation of this agency and power of attorney, which revocation shall constitute a Default.”

4.	For the avoidance of doubt, each Dealer authorizes CDF to file financing statements describing CDF as “Secured Party,” Dealer as “Debtor” and indicating the Collateral.

5.	For the avoidance of doubt, unless specifically otherwise provided in this Agreement, each reference to "Dealer" refers to each of Technology and Services individually and to Technology and Services collectively.

Dealer waives notice of CDF's acceptance of this Amendment.

All other terms and provisions of the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Dealer and CDF have executed this Amendment on this 20th day of October, 2015.

EPLUS TECHNOLOGY, INC.		GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By:	/s/ Elaine D. Marion	By:	/s/ Fahad Haroon
Print Name:	Elaine D. Marion, CFO	Print Name:	Fahad Haroon, Vice President
Date:	October 20, 2015	Date:	October 20, 2015

EPLUS TECHNOLOGY, INC.

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion, CFO
Date:	October 20, 2015